Exhibit 2a

P15000091884
FILED
November 09, 2015
Sec. Of State
msolomon

Electronic Articles of Incorporation
For

SANZ SOLUTIONS INC,

The undersigned incorporator, for the purpose offorrning a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name ofthe corporation is:

SANZ SOLUTIONS INC,

Article II

The principal place of business address:

15321 NW 60TH AVE
109
MIAMI LAKES, FL. 33014

The mailing address ofthe corporation is:

15321 NW 60TH AVE
109
MIAMI LAKES, FL. 33014

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:
100,000,000

Article V

The name and Florida street address ofthe registered agent is:
MIGUEL DOTRES
15321 NW 60TH AVE
109
MIAMI LAKES, FL. 33014

I certifY that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signatnre: MIGUEL DOTRES

Exhibit 1a2a  --  Articles -- Page 1

P15000091884
FILED
November 09,2015
Sec. Of State
msolomon

Article VI

The name and address ofthe incorporator is:

MIGUEL DOTRES
15321 NW 60TH AVE  109
MIAMI LAKES FL, 33014

Electronic Signature ofIncorporator: MIGUEL DOTRES

I am the incorporator submitting these Articles of Incorporation and affinn that the facts stated herein are true. I am aware that false infonnation submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following fonnation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) ofthe corporation is/are:

Title: DIR
MIGUEL DOTRES
15321 NW 60TH AVE 109
MIAMI LAKES, FL. 32812

Title: VP
JUAN USATORRES
18040 NW 59TH AVE
MIAMI LAKES, FL. 33015

Title: P
LUIS LLAMO
10275 NW 73 TER #101
DORAL, FL. 33178

Exhibit 1a2a  --  Articles -- Page 2